UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) May 25, 2004.
       -------------------------------------------------------------------

                            GENESIS BIOVENTURES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


          New  York                     000-30252                 98-0163232
 ----------------------------         -------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
   of  incorporation)                 File  Number)          Identification No.)

              1A-3033 King George Hwy., Surrey, BC, Canada V4P 1B8
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (604) 542-0820
                            -------------------------
               Registrant's telephone number, including area code

                                      None
               --------------------------------------------------
                  (Former Address If Changed since Last Report)


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Item 5  -  Other  Material  Events
----------------------------------

Genesis Bioventures, Inc. (GBI) and Corgenix Medical Corporation (Corgenix) have previously entered into an Agreement and Plan of Merger that the parties are seeking to complete on or about August 31, 2004. Corgenix utilizes patented and proprietary application of the "Enzyme Linked ImmunoSorbent Assay", (ELISA), a clinical diagnostic testing format commonly used on a global basis, and currently sells 74 diagnostic products in 60 countries worldwide. GBI has an exclusive license for a novel diagnostic for breast cancer risk. GBI also owns approximately 33% of Prion Developmental Laboratories, Inc. (PDL), a subsidiary of Efoora Inc, dedicated to the design, development, and production of rapid diagnostic tests for Transmissible Spongiform Encephalopathies (TSE's) in animals and humans. Sixty percent of the shares in PDL are owned by Efoora, Inc. (Efoora), a developer of rapid diagnostic tests and biosensors for a variety of diseases, including HIV, hepatitis B and C, substance abuse, Bovine Spongiform Encephalopathy, and Chronic Wasting Disease, with the balance held by directors, officers and management of PDL.

On May 25, 2004, GBI, Corgenix, Efoora and PDL signed a Scientific, Technical, and Financial Cooperation Agreement (the "Agreement") among the four companies, (see Exhibit 2.3).

Scientific  and  Technical  Cooperation
---------------------------------------

The Agreement provides for scientific and technical cooperation between the parties. Particular initial emphasis will be on the research and product development, testing, quality assurance, regulatory approval, delivery methods and product commercialization activities of PDL, that currently has a rapid strip test to detect Mad Cow Disease being evaluated in the UK. PDL recently received USDA approval for its rapid strip test to detect Chronic Wasting Disease, which is similar to Mad Cow Disease but affects deer and elk.

The Agreement protects the parties by way of the condition of Confidentiality and Non-Disclosure Agreements as well as certain other provisions concerning the protection of Confidential Information. The scientific and technical cooperation described in the Agreement is voluntary and may be terminated at any time by any of the parties.

Financial  Cooperation
----------------------

The Agreement also provides for financial cooperation between and among the parties. The parties have agreed to exercise reasonable efforts to find and introduce or refer to the other parties, third parties interested in and capable of, providing funding to such other parties. In the event any such introduction leads to the funding of a party in accordance with the terms of the Agreement, introductory compensation is payable to the introducing party upon consummation of the funding.

Purchase  and  Sale  of  Interests  in  PDL
-------------------------------------------

Finally, the Agreement contemplates that the parties will explore and establish a potential mechanism for GBI/Corgenix, when and if the merger has been completed, to have an effective first opportunity to acquire all of the interests of Efoora and the other PDL shareholders in PDL pursuant to an exchange of securities, or if such a transaction cannot be arrived at, for each of Efoora and GBI/Corgenix to have an opportunity to acquire all of the interests of the other in PDL for cash.

The Agreement details that by October 15, 2004, subject to the prior completion of the GBI/Corgenix merger, the parties will mutually agree upon an acceptable procedure for contracting with a qualified entity for a written valuation of the business and assets of PDL as of December 31, 2004. Thereafter, GBI/Corgenix will have the first opportunity to make a written offer to exchange common stock of GBI for all of the share interests of PDL not held by GBI. Neither Efoora, nor the other PDL shareholders, will have any obligation to accept any such exchange offer.


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

The parties have further agreed that if no transaction relating to the share interests of PDL shall have been consummated by June 30, 2005, no party shall have any further obligation to any other party to continue discussions of such transaction. The parties agree to use good faith efforts to consummate a transaction on a timely basis, and no party shall interfere with the consummation by the other party on a timely basis.

Proposed  Merger  Remains  Subject  to  Conditions
--------------------------------------------------

The proposed merger between GBI and Corgenix is subject to the satisfaction of a number of contingencies including, regulatory review by the SEC, approval by the shareholders of each company, the successful completion of a second round of merger-related equity financing, and customary closing conditions. There is no assurance that the conditions of closing will be met on a timely basis.

Item 7  -  Exhibits
-------------------

Exhibit  2.3
------------

Agreement  between  GBI,  Corgenix,  Efoora,  and  PDL



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENESIS  BIOVENTURES,  INC.
                                            (Registrant)

Dated:  June  1,  2004                 By   /s/  E.  Greg  McCartney
                                            -------------------------
                                            E.  Greg  McCartney
                                            Chief  Executive  Officer


                                        4
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                                  EXHIBIT INDEX

Exhibit     Description
-------     --------------------------------------------------------------------
2.3         Agreement between GBI, Corgenix, Efoora and PDL


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